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                                                                    EXHIBIT 16.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     Re:  Integral Systems, Inc.
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Ladies and Gentlemen:

     We have read Item 4(a) of the Form 8-K of Integral Systems, Inc. dated January 4, 2002 and agree with the statements contained therein.

                                        /s/ Rubino & McGeehin, Chartered
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                                        Rubino & McGeehin, Chartered
                                        Certified Public Accountants

Bethesda, Maryland
January 4, 2002